Exhibit 99.1

FOR RELEASE
July 5, 2013

Contacts: Rob Stewart	Media Contact: Adam Handelsman
Investor Relations	President & Founder
Tel (949) 480-8300	SpecOps Communications
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adam@specopscomm.com

Acacia Research Corporation Announces CEO Transition

Names Matthew Vella as Chief Executive Officer and Director

NEWPORT BEACH, Calif. – (BUSINESS WIRE) – July 5, 2013 – Acacia Research Corporation (Nasdaq: ACTG) announced today that its board of directors has appointed Matthew Vella, Acacia’s current President, as Chief Executive Officer and a director effective August 1, 2013. Mr. Vella will continue to serve as President of Acacia. Paul Ryan, Acacia’s current Chief Executive Officer and a director, has announced his intent to retire and will accordingly resign as Chief Executive Officer and as a director of Acacia, effective July 31, 2013.

Mr. Ryan commented, “In anticipation of my retirement I want to thank all of the very talented employees who have built Acacia into a premier patent licensing company. Acacia has a very deep and experienced management team and I along with our Executive Chairman, Chip Harris, and all of our board of directors are very confident that with Matthew Vella as CEO, the company will continue to build its leadership role in the industry.”

Mr. Vella joined Acacia in November 2006 as Vice President. He was appointed Senior Vice President in October 2007, Executive Vice President in October 2011 and President in September 2012. Prior to joining Acacia, Mr. Vella was Senior Intellectual Property Counsel for ATI Research, Inc., Lead Patent License Counsel for Nortel Networks, Inc. and Counsel for Nortel Networks, Corporation.

Executive Chairman, Chip Harris, commented “Paul and I have worked together for the last 13 years and we have added many highly talented individuals with expertise in the patent licensing business to the Acacia team. We started working on this succession plan over 18 months ago. Following Paul’s 68th birthday, this new management structure is the culmination of that process. Paul was instrumental in Acacia’s success and he will be sorely missed by our shareholders, employees and patent partners. I look forward to having the same type of relationship with Matt Vella as I did with Paul. Paul and I and all of the members of the board of directors have every confidence that Matt has the leadership skills and expertise to assume this new role.”

“Paul has been a pioneer in the patent licensing industry, and has made an immeasurable contribution to Acacia’s shareholders, employees and patent partners. Though Paul’s leadership shall be missed by all of us, we can take solace in the strength of the company he has built and the team he has assembled, as Acacia embarks on the next stage of its evolution towards becoming the leading patent licensing company,” commented Mr. Vella.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation’s subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue. Acacia Research Corporation’s subsidiaries control over 250 patent portfolios, covering technologies used in a wide variety of industries.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearchgroup.com and www.acaciaresearch.com.

SafeHarbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements, including those of Mr. Ryan relating to Acacia building its leadership role in the industry, are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the continued leadership role of Mr. Vella at the Company, legislative and regulatory changes affecting our industry, and other factors as detailed in our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.